As filed with the Securities and Exchange Commission on January 17, 2013

Registration No. 333-149116

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

ON FORM S-1 to FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AGENUS INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	06-1562417
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Forbes Road

Lexington, MA 02421

(781) 674-4400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Garo H. Armen

Chief Executive Officer and Chairman of the Board

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

(781) 674-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William B. Asher, Esquire

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

(617) 248-5000

Approximate date of commencement of proposed sale to the public:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

The registrant filed a Registration Statement on Form S-3 (File No. 333-149116) with the Securities and Exchange Commission on February 8, 2008, as amended by Post-Effective Amendment No. 1 on Form S-1 to Form S-3 as filed with the SEC on January 2, 2009, as amended by Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 1 on Form S-1 to Form S-3 as filed with the SEC on March 16, 2009 (the “Prior Registration Statement”). The registrant filed a new Registration Statement on Form S-3 (File No. 333-185657) with the SEC on December 21, 2012, as amended by Amendment No. 1 as filed with the SEC on January 7, 2013 (the “New Registration Statement”), which was declared effective by the SEC on January 10, 2013. The registrant included in the New Registration Statement certain securities that had been included in the Prior Registration Statement, and is not contractually obligated to keep the Prior Registration Statement effective. In accordance with the registrant’s undertaking set forth in the Prior Registration Statement, effective as of the date and time that this Post-Effective Amendment No. 2 is declared effective, the registrant hereby removes from registration such securities that were registered under the Prior Registration Statement but were not sold under the Prior Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Lexington, Commonwealth of Massachusetts, on January 17, 2013.

AGENUS INC.

By:	/s/ Garo H. Armen
Garo H. Armen Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Garo H. Armen Garo H. Armen	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	January 17, 2013

/s/ Christine M. Klaskin Christine M. Klaskin	Vice President, Finance (Principal Accounting Officer and Principal Financial Officer)	January 17, 2013

* Brian Corvese	Director	January 17, 2013

* Tom Dechaene	Director	January 17, 2013

* Wadih Jordan	Director	January 17, 2013

* Shalini Sharp	Director	January 17, 2013

* Timothy R. Wright	Director	January 17, 2013

* Garo H. Armen, by Power of Attorney